Filed with the Securities and Exchange Commission on October 14, 2009
Registration No. 333-102802

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
  __________________________________

VILLAGEEDOCS, INC.
(Exact name of registrant as specified in its charter)

                                                                                        State of Delaware                              1401 N. Tustin Avenue, Suite 230                    33-0668917
                                                                                        (State or Other                                      Santa Ana, California 92705                        (I.R.S. Employer
                                                                                         Jurisdiction of                                     (Address, including zip code                              Identification No.)
                                                                                        Incorporation or                                  of principal executive office)
                                                                                        Organization)

VillageEDOCS 2002 Equity Incentive Plan
VillageEDOCS 1997 Stock Option Plan Stock Options for Employees
Compensation Agreements for Various Consultants and Advisors
(Full title of the plan)

Michael T. Cronin, Esquire
Johnson, Pope, Bokor, Ruppel & Burns, LLP
911 Chestnut Street
Post Office Box 1368
Clearwater, Florida  34617

(813) 461-1818
(Name, address, and telephone number
of agent for service)

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EXPLANATORY NOTE

            The Registrant is deregistering for resale 14,268,652 common shares, which were originally registered under cover of Form S-8, File No. 333-102802.  The Registration Statement under cover of Form S-8 originally registered for resale up to 15,817,867 common shares.

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SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 14, 2009.

                                                                                                        VILLAGEEDOCS, Inc.

                                                                                                        By:       /s/ K. Mason Conner
                                                                                                                    K. Mason Conner,
                                                                                                                    Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement filed as Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                                      TITLE                                                 DATE

/s/         K. Mason Conner                                Director, President and,                        October 13, 2009
            K. Mason Conner                                Chief Executive Officer

/s/         Michael A. Richard                              Chief Financial Officer                          October 13, 2009
            Michael A. Richard                              Principal Accounting Officer

/s/         J. Thomas Zender                                Director,                                              October 13, 2009
            J. Thomas Zender                                Chairman of the Board

/s/         Ricardo A. Salas                                 Director                                              October 13, 2009
            Richard A. Salas

/s/         H. Jay Hill                                          Director,                                              October 13, 2009
            H. Jay Hill                                           Executive Vice President

/s/         Gerik M. Degner                                 Director                                             October 13, 2009
            Gerik M. Degner

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